UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 15, 2013 (April 2, 2013)

PROTEA BIOSCIENCES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51474	20-2903252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

955 Hartman Run Road

Morgantown, West Virginia 26507

(Address of principal executive offices)

(304) 292-2226

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information described in Item 3.02 below is incorporated herein by reference in its entirety.

Item 3.02	Recent Sales of Unregistered Securities.

Common Stock and Warrant Offering

From April 2, 2013 through April 9, 2013, the Company issued and sold, at a price of $0.50 per share, an aggregate of 1,685,000 shares (the "Shares") of the Company’s common stock and warrants ("Investor Warrants") to purchase 1,263,750 shares of common stock for aggregate gross proceeds of $842,500 to seven (7) accredited investors pursuant to the terms and conditions of those certain Securities Purchase Agreements (the "SPAs"). The Investor Warrants are exercisable for a term of five years from the issue date of the Investor Warrants, and each purchaser has the right to purchase the number of shares of common stock equal to 75% of the number of Shares purchased by such investor, at an exercise price of $1.10 per share. The Company paid cash commissions equal to an aggregate of $66,875 to the placement agent in connection with the sale of the Shares and the Investor Warrants. In addition, the Company issued to the placement agent a five-year warrant to purchase 133,750 shares of common stock at an exercise price of $1.10 per share, on terms and conditions that are substantially similar to the terms and conditions of the Investor Warrants.

El Coronado Offering

On April 5, 2013, the Company, issued and sold an aggregate of 280,000 shares (the " El Coronado Shares") of the Company’s common stock and a warrant (as defined below) to purchase 210,000 shares of common stock for aggregate gross proceeds of $140,000 to El Coronado Holdings, LLC (the "Investor") in accordance with the terms and conditions of that certain Securities Purchase Agreement, dated April 5, 2013 (the "El Coronado SPA"). The warrant (the “El Coronado Warrant”) is exercisable for a term of five years from the issue date of the El Coronado Warrant, at an exercise price of $1.10 per share. The Company paid cash commissions equal to $11,200 in connection with the sale of the El Coronado Shares and the El Coronado Warrant.

Josiah Austin is a director of the Company and the managing member of the Investor with voting and investment control over the securities of the Company owned of record by the Investor and therefore deemed to beneficially own the securities of the Company owned of record by the Investor.

 The securities described herein have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from registration. The securities described herein were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder, in that the sale and purchase of such securities did not involve any public offering and the Company obtained representations from each investor that it was an “accredited investor” as that term is defined under Rule 501 of Regulation D.

As of the date of this filing, there are 38,738,147 shares of common stock of the Company issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2013	PROTEA BIOSCIENCES GROUP, INC.

	By:	/s/ Stephen Turner
Stephen Turner Chief Executive Officer